Exhibit 99

Meridian Bancorp, Inc. Announces Record Quarterly Net Income of $24 Million

Contact: Richard J. Gavegnano, Chairman, President and Chief Executive Officer

(978) 977-2211

Boston, Massachusetts (April 22, 2021): Meridian Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank (the “Bank”), announced net income of $24.3 million, or $0.48 per diluted share, for the quarter ended March 31, 2021, compared to $18.1 million, or $0.36 per diluted share for the quarter ended December 31, 2020, and $13.0 million, or $0.25 per diluted share, for the quarter ended March 31, 2020. The Company’s return on average assets was 1.46% for the quarter ended March 31, 2021, compared to 1.10% for the quarter ended December 31, 2020, and 0.82% for the quarter ended March 31, 2020. The Company’s return on average equity was 12.45% for the quarter ended March 31, 2021, compared to 9.51% for the quarter ended December 31, 2020, and 7.09% for the quarter ended March 31, 2020.

Richard J. Gavegnano, Chairman, President and Chief Executive Officer, said, “I am pleased to report record quarterly net income of $24.3 million for the first quarter of 2021, representing increases of $6.2 million, or 34.2% compared to the fourth quarter of 2020, and $11.3 million, or 87.4%, compared to the first quarter of 2020. These earnings reflect a 7.3% increase in net interest income for the first quarter of 2021 compared to the first quarter of 2020, improving the net interest margin to 3.07% from 2.99% over the same period, a result of management’s focus on maintaining loan yields while aggressively decreasing our cost of funds. Also, strong asset quality and changes in the volume and mix of our loan portfolio resulted in a decrease in our percentage of allowance to total loans to 1.20% at March 31, 2021, from 1.25% at December 31, 2020, due to a provision reversal of $5.2 million during the first quarter of 2021.”

The Company’s net interest income was $48.4 million for the quarter ended March 31, 2021, an increase of $3.3 million, or 7.3%, from the quarter ended March 31, 2020. The interest rate spread and net interest margin on a tax-equivalent basis were 2.91% and 3.07%, respectively, for the quarter ended March 31, 2021 compared to 2.67% and 2.99%, respectively, for the quarter ended March 31, 2020. Total interest and dividend income totaled $57.7 million for the quarter ended March 31, 2021, a decrease of $8.3 million, or 12.6% from the quarter ended March 31, 2020. The Company’s yield on interest-earning assets on a tax-equivalent basis was 3.65% for the quarter ended March 31, 2021, down 70 basis points from the quarter ended March 31, 2020. Total interest expense totaled $9.3 million for the quarter ended March 31, 2021, a decrease of $11.6 million, or 55.4%, from the quarter ended March 31, 2020. Interest expense on deposits decreased to $5.7 million for the quarter ended March 31, 2021, a decrease of $11.0 million, or 65.8%, from the quarter ended March 31, 2020 primarily due to a decrease in the cost of average total deposits to 0.45% from 1.38% for the quarter ended March 31, 2020. The Company’s total cost of funds was 0.65% for the quarter ended March 31, 2021, a decrease of 87 basis points from 1.52% for the quarter ended March 31, 2020.

The Company recognized a reversal of $5.2 million in its provision for credit losses for the quarter ended March 31, 2021, compared to a provision of $8.9 million for the quarter ended December 31, 2020 and $725,000 for the quarter ended March 31, 2020. The allowance for credit losses on loans was $63.4 million or 1.20% of total loans at March 31, 2021, compared to $68.8 million or 1.25% of total loans at December 31, 2020, and $50.9 million or 0.89% of total loans at March 31, 2020. Net charge-offs totaled $152,000 for the quarter ended March 31, 2021 and non-performing assets were $3.1 million, or 0.05% of total assets, at March 31, 2021, compared to $3.2 million, or 0.05% of total assets, at March 31, 2020.

Non-interest income was $4.9 million for the quarter ended March 31, 2021, an increase of $5.8 million from an $831,000 loss for the quarter ended March 31, 2020, due primarily to a $4.8 million in valuation increase on marketable equity securities, net, and $1.3 million in gains realized on marketable equity securities, net, sold during the period, partially offset by a decrease of $579,000 in loan fees. Non-interest expenses were $25.5 million, or 1.53% of average assets for the quarter ended March 31, 2021, compared to $26.3 million, or 1.66% of average assets for the quarter ended March 31, 2020, a decrease of $777,000, or 3.0%. The Company’s efficiency ratio was 49.55% for the quarter ended March 31, 2021 compared to 54.18% for the quarter ended March 31, 2020. The Company recorded a provision for income taxes of $8.7 million for the quarter ended March 31, 2021, reflecting an effective tax rate of 26.4%, compared to $4.2 million, or an effective tax rate of 24.6%, for the quarter ended March 31, 2020.

Total assets were $6.504 billion at March 31, 2021, down $115.6 million, or 1.8%, from $6.620 billion at December 31, 2020. Net loans were $5.224 billion at March 31, 2021 down $219.8 million, or 4.0%, from December 31, 2020, despite loan originations of $271.9 million during the quarter ended March 31, 2021. The net decrease in loans for the three months ended March 31, 2021 was primarily due to decreases of $105.5 million in construction loans, $79.9 million in commercial real estate loans and $46.7 million in one- to four-family loans, partially offset by a net increase of $14.4 million in commercial and industrial loans, which includes the origination of $52.4 million in PPP loans during the quarter ended March 31, 2021. The allowance for credit losses on loans decreased $5.4 million, or 7.8%, to $63.4 million during the quarter ended March 31, 2021 from $68.8 million at December 31, 2020, primarily due to changes in the volume and mix of the loan portfolio.

Total deposits were $5.097 billion at March 31, 2021, up $16.2 million, or 0.3%, from $5.081 billion at December 31, 2020. Core deposits, which exclude certificates of deposit, increased $74.8 million, or 1.9%, during the quarter ended March 31, 2021 to $3.937 billion, or 77.2% of total deposits, compared to 76.0% at December 31, 2020. Certificates of deposit decreased $58.6 million during the quarter ended March 31, 2021, inclusive of a $59.9 million decrease in brokered deposits. Total borrowings were $560.6 million at March 31, 2021, down $147.6 million, or 20.8%, from December 31, 2020, primarily due to the payoffs of $50.0 million in matured advances from the FHLB and all remaining funds from the Federal Reserve’s PPPLF program.

Total stockholders’ equity increased $20.2 million, or 2.6%, to $789.1 million at March 31, 2021 from $768.9 million at December 31, 2020. The increase for the quarter ended March 31, 2021 was primarily due to net income of $24.3 million, partially offset by dividends of $0.10 per share totaling $5.0 million. Stockholders’ equity to assets was 12.13% at March 31, 2021, compared to 11.61% at December 31, 2020. Tangible book value per share increased to $14.63 at March 31, 2021 from $14.25 at December 31, 2020. Market price per share increased 23.5% to $18.42 at March 31, 2021 from $14.91 at December 31, 2020. The Company and the Bank exceeded the minimum requirement to be considered well capitalized at March 31, 2021.

Meridian Bancorp, Inc. is the holding company for East Boston Savings Bank. East Boston Savings Bank, a Massachusetts-chartered stock savings bank founded in 1848, operates 43 branches in the greater Boston metropolitan area, including 42 full-service locations and one mobile branch. We offer a variety of deposit and loan products to individuals and businesses located in our primary market, which consists of Essex, Middlesex, Norfolk and Suffolk Counties, Massachusetts. For additional information, visit www.ebsb.com.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, the effects of any health pandemic, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2021	December 31, 2020	March 31, 2020
	(Dollars in thousands)
ASSETS
Cash and due from banks	$1,034,107	$914,586	$457,048
Certificates of deposit	—	—	247
Securities available for sale, at fair value	10,518	11,326	13,820
Marketable equity securities, at fair value	8,900	12,189	13,130
Federal Home Loan Bank stock, at cost	28,447	30,658	33,278
Loans held for sale	7,422	8,224	3,403
Loans:
One- to four-family	517,442	564,146	657,245
Home equity lines of credit	64,370	68,721	78,016
Multi-family	878,331	880,552	972,122
Commercial real estate	2,419,715	2,499,660	2,622,379
Construction	625,961	731,432	716,477
Commercial and industrial	779,603	765,195	638,695
Consumer	10,307	10,707	11,888
Total loans	5,295,729	5,520,413	5,696,822
Allowance for credit losses on loans	(63,436)	(68,824)	(50,946)
Net deferred loan origination fees	(8,298)	(7,784)	(6,021)
Loans, net	5,223,995	5,443,805	5,639,855
Bank-owned life insurance	42,138	41,877	41,061
Premises and equipment, net	65,394	66,850	67,527
Accrued interest receivable	22,498	23,173	13,868
Deferred tax asset, net	21,418	21,355	16,782
Goodwill	20,378	20,378	20,378
Core deposit intangible	1,548	1,651	2,005
Other assets	17,162	23,776	26,152
Total assets	$6,503,925	$6,619,848	$6,348,554

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non interest-bearing demand deposits	$751,809	$711,573	$572,847
Interest-bearing demand deposits	1,461,236	1,364,548	1,292,384
Money market deposits	852,747	930,507	699,026
Regular savings and other deposits	870,961	855,329	867,536
Certificates of deposit	1,160,616	1,219,210	1,390,156
Total deposits	5,097,369	5,081,167	4,821,949
Short-term borrowings	—	—	25,000
Long-term debt	560,625	708,245	720,873
Accrued expenses and other liabilities	56,847	61,551	61,111
Total liabilities	5,714,841	5,850,963	5,628,933
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 52,430,554, 52,415,061 and 52,402,395 shares issued at March 31, 2021, December 31, 2020 and March 31, 2020, respectively	524	524	524
Additional paid-in capital	364,751	363,995	360,901
Retained earnings	439,593	420,297	374,712
Accumulated other comprehensive income (loss)	(131)	(58)	19
Unearned compensation - ESOP; 2,161,304, 2,191,745 and 2,283,068 shares at March 31, 2021, December 31, 2020 and March 31, 2020, respectively	(15,653)	(15,873)	(16,535)
Total stockholders' equity	789,084	768,885	719,621
Total liabilities and stockholders' equity	$6,503,925	$6,619,848	$6,348,554

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$57,162	$61,599	$64,037
Interest on debt securities	65	68	100
Dividends on marketable equity securities	124	158	94
Interest on certificates of deposit	—	—	1
Other interest and dividend income	370	514	1,786
Total interest and dividend income	57,721	62,339	66,018
Interest expense:
Interest on deposits	5,729	6,883	16,769
Interest on borrowings	3,591	4,001	4,151
Total interest expense	9,320	10,884	20,920
Net interest income	48,401	51,455	45,098
Provision (reversal) for credit losses	(5,236)	8,927	725
Net interest income, after provision (reversal) for credit losses	53,637	42,528	44,373
Non-interest income:
Customer service fees	2,199	2,355	2,097
Loan fees (costs)	95	(422)	674
Mortgage banking gains, net	582	728	411
Gain (loss) on marketable equity securities, net	1,785	2,853	(4,344)
Income from bank-owned life insurance	261	271	297
Other income	9	82	34
Total non-interest income	4,931	5,867	(831)
Non-interest expenses:
Salaries and employee benefits	15,516	14,704	15,914
Occupancy and equipment	4,231	3,833	3,924
Data processing	2,241	2,205	2,137
Marketing and advertising	896	1,165	1,230
Professional services	730	594	997
Deposit insurance	513	404	669
Other general and administrative	1,416	1,189	1,449
Total non-interest expenses	25,543	24,094	26,320
Income before income taxes	33,025	24,301	17,222
Provision for income taxes	8,705	6,180	4,245
Net income	$24,320	$18,121	$12,977

Earnings per share:
Basic	$0.48	$0.36	$0.26
Diluted	$0.48	$0.36	$0.25
Weighted average shares outstanding:
Basic	50,239,611	50,201,720	50,634,983
Diluted	50,565,459	50,295,295	50,920,259

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$5,429,311	$57,954	4.33%	$5,613,834	$62,400	4.42%	$5,741,852	$64,758	4.54%
Securities and certificates of deposit	20,839	208	4.05	25,855	258	3.97	29,290	211	2.90
Other interest-earning assets (3)	1,057,264	370	0.14	777,307	514	0.26	400,315	1,786	1.79
Total interest-earning assets	6,507,414	58,532	3.65	6,416,996	63,172	3.92	6,171,457	66,755	4.35
Noninterest-earning assets	155,169			164,339			157,398
Total assets	$6,662,583			$6,581,335			$6,328,855
Liabilities and stockholders' equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,462,239	$1,408	0.39	$1,362,686	$1,727	0.50	$1,280,003	$4,497	1.41
Money market deposits	877,613	780	0.36	839,992	1,026	0.49	691,897	2,055	1.19
Regular savings and other deposits	861,439	536	0.25	851,711	729	0.34	906,100	2,531	1.12
Certificates of deposit	1,223,333	3,005	1.00	1,221,585	3,401	1.11	1,475,016	7,686	2.10
Total interest-bearing deposits	4,424,624	5,729	0.53	4,275,974	6,883	0.64	4,353,016	16,769	1.55
Borrowings	666,856	3,591	2.18	787,406	4,001	2.02	654,740	4,151	2.55
Total interest-bearing liabilities	5,091,480	9,320	0.74	5,063,380	10,884	0.86	5,007,756	20,920	1.68
Noninterest-bearing demand deposits	734,316			700,341			535,182
Other noninterest-bearing liabilities	55,337			55,742			53,688
Total liabilities	5,881,133			5,819,463			5,596,626
Total stockholders' equity	781,450			761,872			732,229
Total liabilities and stockholders' equity	$6,662,583			$6,581,335			$6,328,855
Net interest-earning assets	$1,415,934			$1,353,616			$1,163,701
Fully tax-equivalent net interest income		49,212			52,288			45,835
Less: tax-equivalent adjustments		(811)			(833)			(737)
Net interest income		$48,401			$51,455			$45,098
Interest rate spread (1)(4)			2.91%			3.06%			2.67%
Net interest margin (1)(5)			3.07%			3.24%			2.99%
Average interest-earning assets to average
interest-bearing liabilities		127.81%			126.73%			123.24%

Supplemental Information:
Total deposits, including noninterest-bearing
demand deposits	$5,158,940	$5,729	0.45%	$4,976,315	$6,883	0.55%	$4,888,198	$16,769	1.38%
Total deposits and borrowings, including
noninterest-bearing demand deposits	$5,825,796	$9,320	0.65%	$5,763,721	$10,884	0.75%	$5,542,938	$20,920	1.52%

(1)

Income on debt securities, equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the quarters ended March 31, 2021, December 31, 2020 and March 31, 2020, yields on loans before tax-equivalent adjustments were 4.27%, 4.37% and 4.49%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 3.68%, 3.48% and 2.68%, respectively, and yield on total interest-earning assets before tax-equivalent adjustments were 3.60%, 3.86% and 4.30%, respectively. Interest rate spread before tax-equivalent adjustments for the quarters ended March  31, 2021, December 31, 2020 and March 31, 2020 was 2.86%, 3.00% and 2.62%, respectively, while net interest margin before tax-equivalent adjustments for the three months ended March  31, 2021, December 31, 2020 and March 31, 2020 was 3.02%, 3.19% and 2.94%, respectively.

(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Key Performance Ratios
Return on average assets (1)	1.46%	1.10%	0.82%
Return on average equity (1)	12.45	9.51	7.09
Interest rate spread (1) (2)	2.91	3.06	2.67
Net interest margin (1) (3)	3.07	3.24	2.99
Non-interest expense to average assets (1)	1.53	1.46	1.66
Efficiency ratio (4)	49.55	44.23	54.18

	March 31, 2021	December 31, 2020	March 31, 2020
	(Dollars in thousands)
Asset Quality
Non-accrual loans:
One- to four-family	$2,466	$2,617	$2,846
Home equity lines of credit	20	20	20
Commercial and industrial	635	527	323
Total non-accrual loans	3,121	3,164	3,189
Foreclosed assets	—	—	—
Total non-performing assets	$3,121	$3,164	$3,189

Allowance for credit losses on loans/total loans	1.20%	1.25%	0.89%
Allowance for credit losses on loans/non-accrual loans	2,032.55	2,175.22	1,597.55
Non-accrual loans/total loans	0.06	0.06	0.06
Non-accrual loans/total assets	0.05	0.05	0.05
Non-performing assets/total assets	0.05	0.05	0.05

Capital and Share Related
Stockholders' equity to total assets	12.13%	11.61%	11.34%
Book value per share	$15.05	$14.67	$13.73
Tangible book value per share (5)	$14.63	$14.25	$13.31
Market value per share	$18.42	$14.91	$11.22
Shares outstanding	52,430,554	52,415,061	52,402,395

(1)	Quarterly amounts are annualized.
(2)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(4)

The efficiency ratio is a non-GAAP measure representing non-interest expense divided by the sum of net interest income and non-interest income excluding gains and losses on marketable equity securities. The efficiency ratio is a common measure used by banks to understand expenses related to the generation of revenue. We have removed gains and losses on marketable equity securities as management deems them to be either discretionary or market driven and not representative of operating performance. Presented on a basis including gains and losses on marketable equity securities and gains and losses on sale of assets the efficiency ratio was 47.89%, 42.03% and 59.46% for the quarters ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively.

(5)	Tangible book value per share represents total stockholders’ equity less goodwill and other intangible assets divided by the number of shares outstanding.